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                                                                  EXHIBIT 1


                       Information Concerning Transactions
                             Shares of Common Stock
                           Effected by any Members of
                           the Centaur Partners Group
                          since the filing of Amendment
                           No. 37 to the Schedule 13D
                           ---------------------------


          The following transactions were effected on the New York Stock Exchange, Inc. on July 17, 1996. The price per share excludes brokerage commissions.

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


                                                                  Price
         Name                No. of Shares      Sale/Purchase1    Per Share
         ----                -------------      -------------     ---------
      Estrin Equities
      Limited Partnership       256,300             (S)             $7 1/8



      --------------------
      1. (S) Sale

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